EXHIBIT 99.1

FOR IMMEDIATE RELEASE
July 23, 2013
Contact: Amanda Taylor
ViewPoint Financial Group, Inc.
972-509-2011

ViewPoint Financial Group, Inc. Reports Second Quarter 2013 Earnings,
Advances Commercial Bank Strategy

PLANO, Texas, July 23, 2013 -- ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the “Company”), the holding company for ViewPoint Bank, N.A. (the “Bank”), today announced net income of $8.2 million for the quarter ended June 30, 2013, an increase of $1.7 million, or 25.9%, from the quarter ended June 30, 2012. Compared to the first quarter of 2013, net income increased by $116,000, or 1.4%. Basic and diluted earnings per share increased $0.04 to $0.21 for the quarter ended June 30, 2013, from $0.17 for the quarter ended June 30, 2012, while earnings per share did not change on a linked quarter basis.

Second Quarter 2013 Results

•
Solid commercial loan growth continues, driving shift in earning asset revenue: Our commercial loan portfolio, consisting of commercial real estate and commercial and industrial loans, totaled $1.3 billion at June 30, 2013, up $117.8 million, or 9.8%, from March 31, 2013 and up $359.5 million, or 37.5%, from June 30, 2012. Interest income on the commercial loan portfolio increased $3.6 million, or 24.9%, from the quarter ended June 30, 2012, representing a shift in earning asset revenue. Commercial loans generated 50.7% of the Company's interest income earned during the second quarter of 2013, compared to 40.8% of interest income earned during the same quarter in 2012.

•
Net interest margin increased by ten basis points compared to the second quarter of 2012: Improvements in the earning asset mix and lower deposit and borrowing rates drove a ten basis point increase in the net interest margin to 3.72% for the three months ended June 30, 2013, compared to 3.62% for the same period in 2012. Compared to the first quarter of 2013, the net interest margin increased by eight basis points, from 3.64% for the three months ended March 31, 2013.

•
Asset quality improved, positively impacting earnings: During the second quarter of 2013, two commercial real estate loans that were classified as troubled debt restructurings were paid in full, resulting in the recovery of $480,000 of accumulated interest, as well as the recapture of $91,000 in allowance for loan losses that was previously allocated to these two loans. These transactions reduced troubled debt restructurings by $5.9 million, which includes a $2.5 million reduction in non-performing loans.

•
Linked quarter increase in Warehouse Purchase Program loans: Warehouse Purchase Program loans totaled $904.2 million at June 30, 2013, up $146.8 million from March 31, 2013. Compared to June 30, 2012, balances declined by $4.3 million.

"I am very pleased with our quarter," said President and CEO Kevin Hanigan. "Our key ratios (NIM, Efficiency Ratio, ROA, and ROE) are all appreciably up from the second quarter of 2012, resulting in a 24% earnings per share increase that was fueled by a 38% increase in commercial loans."

Financial Highlights

	At or For the Quarters Ended
	June	March	June
(unaudited)	2013	2013	2012
	(Dollars in thousands, except per share amounts)
Net interest income	$30,438	$28,525	$29,186
Provision for loan losses	1,858	883	1,447
Non-interest income	5,743	5,859	8,513
Non-interest expense	21,703	20,873	26,323
Income tax expense	4,446	4,570	3,437
Net income	$8,174	$8,058	$6,492

Basic earnings per common share	$0.21	$0.21	$0.17
Weighted average common shares outstanding - basic	37,545,050	37,529,793	37,116,322
Estimated Tier 1 risk-based capital ratio[1]	17.97%	19.56%	22.55%
Tangible common equity to tangible assets - Non-GAAP [2]	14.10%	14.95%	12.96%
1 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve. The decline in our June 2013 and March 2013 ratio is primarily the result of a risk weighting change from 50% to 100% on our Warehouse Purchase Program loans.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
	June	March	June
(unaudited)	2013	2013	2012
	(Dollars in thousands)
Net interest income	$30,438	$28,525	$29,186
Net interest margin	3.72%	3.64%	3.62%
Selected average balances:
Total earning assets	$3,271,436	$3,134,030	$3,221,482
Total loans	2,544,695	2,405,825	2,211,630
Total securities	680,931	674,109	976,611
Total deposits	2,187,865	2,160,363	2,244,578
Total borrowings	679,693	590,238	626,055
Total non-interest-bearing demand deposits	393,815	367,217	316,237
Total interest-bearing liabilities	2,473,743	2,383,384	2,554,396
Net interest income for the quarter ended June 30, 2013 was $30.4 million, a $1.3 million increase from the second quarter of 2012 and a $1.9 million increase from the first quarter of 2013. The increase from the second quarter of 2012 was primarily due to a $1.9 million increase in interest income on loans and a $1.1 million decrease in interest expense, partially offset by a $1.7 million decrease in interest income on securities.
The increase in interest income on loans for the current quarter compared to the quarter ended June 30, 2012 was primarily due to an increase in the average balance of commercial loans, which increased by $367.4 million, or 40.4%. Additionally, the average balance of loans held for sale increased by $74.5 million compared to the second quarter of 2012. This increase was partially offset by the 43 basis point decline in the average yield on loans to 5.05% for the quarter ended June 30, 2013, from 5.48% for the same period in 2012.
The decrease in interest expense primarily reflects lower deposit and borrowing rates, as well as a decline in the average balance of interest-bearing liabilities for the quarter ended June 30, 2013, compared to the same quarter in 2012. Average interest- bearing liabilities decreased by $80.7 million to $2.47 billion for the quarter ended June 30, 2013, compared to $2.55 billion for the same period in 2012, while the average cost of interest-bearing liabilities declined by 14 basis points to 0.79% for the quarter ended June 30, 2013, compared to 0.93% for the same period in 2012.
The average balance of securities declined by $295.7 million, or 30.3%, for the second quarter of 2013 compared to the same period in 2012, while the average yield on securities declined by 14 basis points for the comparable periods. The decline in the securities portfolio over the past year was primarily due to normal paydowns and the sale of securities that were not consistent with our portfolio requirements.
The increase in net interest income for the current period compared to the first quarter of 2013 was primarily due to a $1.8 million increase in interest income earned on loans, driven primarily by higher average balances in our commercial loan portfolio and loans held for sale. The average yield earned on the loan portfolio remained constant at 5.05% for the linked quarters and was positively impacted by the $480,000 interest recovery on two commercial real estate loans that were paid in full during the second quarter of 2013. Compared to the quarter ended March 31, 2013, the average balance of commercial loans increased by $155.1 million, or 13.8%, while the average balance of loans held for sale increased by $17.3 million for the quarter ended June 30, 2013, compared to the quarter ended March 31, 2013.
Interest income on the commercial loan portfolio increased $3.6 million, or 24.9%, for the quarter ended June 30, 2013, compared to the same quarter last year, representing a shift in earning asset revenue as we continue our commercial banking strategy. Commercial loans generated 50.7% of the Company's interest income earned during the second quarter of 2013, compared to 40.8% of interest income earned during the same quarter in 2012.
The net interest margin for the second quarter of 2013 was 3.72%, a ten basis point increase from the second quarter of 2012 and an eight basis point increase from the first quarter of 2013. Accretion of interest related to the Highlands acquisition contributed nine basis points to the net interest margin for the quarter ended June 30, 2013, compared to 11 basis points for the quarter ended March 31, 2013. The average yield on earning assets for the quarter ended June 30, 2013 was 4.32%, a four basis point decrease from the second quarter of 2012 and a five basis point increase from the first quarter of 2013.

Non-interest Income

Non-interest income for the quarter ended June 30, 2013 was $5.7 million, a $2.8 million decrease from the second quarter of 2012 and a $116,000 decrease from the first quarter of 2013. The decrease from the second quarter of 2012 was primarily attributable to a $2.2 million gain on the sale of mortgage loans and a $1.8 million increase in the value of an investment in a community development-oriented private equity fund used for Community Reinvestment Act purposes recorded in 2012 with no comparable gains in the 2013 period. These gains were offset by an $818,000 goodwill impairment charge recorded in the second quarter of 2012 due to the sale of ViewPoint Mortgage ("VPM"), which closed in the third quarter of 2012. Also, offsetting the decline in non-interest income was a $500,000 increase in gain on sale and disposition of assets for the second quarter of 2013 compared to the same period last year, primarily due to gains on the disposition of purchased credit impaired loans (acquired from Highlands) during the second quarter of 2013, as well as write-offs of VPM assets recorded during the second quarter of 2012.

The decrease in non-interest income compared to the first quarter of 2013 was primarily due to a $784,000 increase in the value of an investment in a community development-oriented private equity fund used for Community Reinvestment Act purposes recorded in the first quarter of 2013 with no comparable gain recorded in the second quarter of 2013, partially offset by a $477,000 increase in service charges and fees in the second quarter of 2013 compared to the first quarter of 2013. This increase in service charges and fees was primarily due to a $260,000 increase in commercial loan pre-payment penalty fee income.

Non-interest Expenses

Non-interest expense for the quarter ended June 30, 2013 was $21.7 million, a $4.6 million decrease from the second quarter of 2012 and an $830,000 increase from the first quarter of 2013. The decrease in non-interest expense compared to the second quarter of 2012 was primarily due to acquisition costs of $3.7 million reflected in the quarter ended June 30, 2012 with no comparable expense recorded in the same period in 2013, and a $1.6 million decrease in salary and benefits expense primarily due to savings resulting from the sale of VPM, as well as severance costs incurred during the second quarter of 2012 due to the Highlands acquisition and the sale of VPM. These decreases were partially offset by $400,000 in director retirement payments made during the second quarter of 2013, which are reflected in other non-interest expense.

The $830,000 increase in non-interest expense for the second quarter of 2013 compared to the first quarter of 2013 was primarily due to director retirement payments, as well as increases in advertising, data processing and occupancy and equipment expense as the Company continues to make investments in its infrastructure to support its commercial banking strategy.

Financial Condition

Gross loans held for investment at June 30, 2013, increased by $89.5 million, or 5.1%, from March 31, 2013, and 14.7% from June 30, 2012. Loans held for sale at June 30, 2013 increased by $146.8 million, or 19.4%, from March 31, 2013. Compared to June 30, 2012, loans held for sale decreased by 2.3%. Commercial real estate balances at June 30, 2013, increased by $107.2 million, or 11.9%, from March 31, 2013, and 32.1% from June 30, 2012, while commercial and industrial loans at June 30, 2013 increased by $10.6 million, or 3.5%, from March 31, 2013, and 58.4% from June 30, 2012.

Oil and gas loans, which are included in our commercial and industrial loans, totaled $57.5 million at June 30, 2013. To further develop this line of business, in May 2013, the Company announced the formation of a new energy lending group. The Energy Finance group will focus on providing loans to private and public oil and gas companies throughout the United States, with an emphasis on reserve-based transactions for development drilling, capital expenditures against oil and gas reserves, and acquisitions of oil and gas reserves. The group's offerings will also include the Bank's full array of commercial services, including Treasury Management and Letters of Credit.

Total deposits decreased by $23.9 million, or 1.1%, to $2.19 billion at June 30, 2013, from $2.21 billion at March 31, 2013, which includes declines in all deposit categories except for time deposits. Compared to June 30, 2012, deposits decreased by $40.2 million, or 1.8%, which includes a $42.6 million increase in non-interest-bearing demand deposits that was offset by declines in interest-bearing demand and time deposits.

In line with our commercial banking strategy, commercial non-interest-bearing demand deposits totaled $248.4 million at June 30, 2013, compared to $212.3 million at June 30, 2012, and helped to generate $196,000 in billed analysis treasury management fee income during the six months ended June 30, 2013.

Total shareholders' equity increased by $2.5 million to $533.4 million at June 30, 2013, from $531.0 million at March 31, 2013. The Company's tangible common equity ratio was 14.1% at June 30, 2013, a decrease of 85 basis points from March 31, 2013 and an increase of 114 basis points from June 30, 2012. During the quarter ended June 30, 2013, the Company repurchased 83,800 shares of its common stock, resulting in a $1.6 million reduction in equity.

Credit Quality

	At or For the Quarters Ended
	June	March	June
(unaudited)	2013	2013	2012
	(Dollars in thousands)
Net charge-offs	$1,223	$292	$241
Net charge-offs/Average loans held for investment	0.27%	0.07%	0.06%
Provision for loan losses	$1,858	$883	$1,447
Non-performing loans ("NPLs")	23,799	27,721	22,557
NPLs/Total loans held for investment [1]	1.30%	1.59%	1.41%
Non-performing assets ("NPAs")	$24,356	$29,226	$25,880
NPAs/Total assets	0.68%	0.87%	0.70%
NPAs/Loans held for investment and foreclosed assets	1.33	1.67	1.61
Allowance for loan losses	$19,277	$18,642	$19,229
Allowance for loan losses/Total loans held for investment [1]	1.05%	1.07%	1.20%
Allowance for loan losses/Total loans held for investment excluding acquired loans [2]	1.15	1.19	1.47
Allowance for loan losses/NPLs [1]	81.00	67.25	85.25
1 Reflects the impact of loans acquired in the Highlands acquisition, which were initially recorded at fair value, with no allocated allowance for loan losses.
2 Excludes loans acquired from Highlands, which were initially recorded at fair value.

Non-performing loans to total loans at June 30, 2013, was 1.30%, compared to 1.59% at March 31, 2013, and 1.41% at June 30, 2012. Non-performing loans decreased by $3.9 million to $23.8 million at June 30, 2013, from $27.7 million at March 31, 2013. Non-performing loans increased by $1.2 million from June 30, 2012, primarily due to increases in commercial and industrial and consumer real estate non-performing loans, which were partially offset by a decrease in commercial real estate non-performing loans for the comparable periods. During the second quarter of 2013, two commercial real estate loans that were classified as substandard troubled debt restructurings were paid in full, resulting in the recovery of $480,000 of accumulated interest, as well as the recapture of $91,000 in allowance for loan losses that was previously allocated to these two loans. These transactions reduced troubled debt restructurings by $5.9 million, which includes a $2.5 million reduction in non-performing loans.

Net charge-offs totaled $1.2 million for the second quarter of 2013, compared to $292,000 for the first quarter of 2013 and $241,000 for the second quarter of 2012. Charge-offs for the second quarter of 2013 included charge-offs related to two commercial real estate loans that totaled $716,000, which settled the remaining balance of the loans. These two loans previously had $941,000 of reserves allocated, which resulted in a net reduction of reserves totaling $225,000. Provision expense for the quarter ended June 30, 2013 totaled $1.9 million, up $411,000 from the quarter ended June 30, 2012, and up $975,000 from the quarter ended March 31, 2013, primarily due to increased commercial loan production.

Subsequent Events

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its consolidated financial statements for the quarter ended June 30, 2013 on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of June 30, 2013, and will adjust amounts preliminarily reported, if necessary.

Conference Call

The Company will also host an investor conference call to review these results on Wednesday, July 24, 2013, at 8 a.m. Central Time. Participants are asked to call (toll-free) 1-888-317-6016 at least five minutes prior to the call. International participants are asked to call 1-412-317-6016 and participants in Canada are asked to call (toll-free) 1-855-669-9657. The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10030672. This replay, as well as the webcast, will be available until the Company's next quarterly webcast/conference call.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.
When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; the industry-wide decline in mortgage production; competition; changes in management's business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; and other factors set forth under Risk Factors in the Company's Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Balance Sheets

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	(Dollars in thousands)
ASSETS	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Cash and due from financial institutions	$30,504	$25,724	$34,227	$24,429	$30,407
Short-term interest-bearing deposits in other financial institutions	27,280	26,783	34,469	36,301	39,571
Total cash and cash equivalents	57,784	52,507	68,696	60,730	69,978
Securities available for sale, at fair value	287,834	315,438	287,034	316,780	467,515
Securities held to maturity	330,969	329,993	360,554	396,437	430,368
Total securities	618,803	645,431	647,588	713,217	897,883
Loans held for sale [1]	904,228	757,472	1,060,720	1,014,445	925,637
Loans held for investment	1,835,187	1,745,737	1,690,769	1,651,639	1,600,556
Gross loans	2,739,415	2,503,209	2,751,489	2,666,084	2,526,193
Less: allowance for loan losses and deferred fees on loans held for investment	(19,162)	(18,282)	(17,565)	(19,719)	(18,822)
Net loans	2,720,253	2,484,927	2,733,924	2,646,365	2,507,371
FHLB and Federal Reserve Bank stock, at cost	41,475	31,607	45,025	43,383	45,241
Bank-owned life insurance	35,231	35,078	34,916	34,701	34,491
Premises and equipment, net	52,865	53,050	53,160	53,348	53,725
Goodwill	29,650	29,650	29,650	29,650	29,203
Other assets	38,423	41,386	50,099	54,639	54,964
Total assets	$3,594,484	$3,373,636	$3,663,058	$3,636,033	$3,692,856
LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$384,836	$392,759	$357,800	$349,880	$342,228
Interest-bearing demand	464,262	481,966	488,748	471,672	509,650
Savings and money market	887,082	888,874	880,924	897,515	885,550
Time	453,000	449,491	450,334	473,834	491,978
Total deposits	2,189,180	2,213,090	2,177,806	2,192,901	2,229,406
FHLB advances	800,208	564,221	892,208	852,168	875,102
Repurchase agreement and other borrowings	25,000	25,000	25,000	25,000	38,682
Accrued expenses and other liabilities	46,662	40,358	47,173	49,611	44,091
Total liabilities	3,061,050	2,842,669	3,142,187	3,119,680	3,187,281

Shareholders’ equity
Common stock	399	399	396	396	393
Additional paid-in capital	373,378	373,492	372,168	369,904	367,938
Retained earnings	176,569	172,386	164,328	161,887	153,722
Accumulated other comprehensive income, net	271	2,239	1,895	2,449	2,171
Unearned Employee Stock Ownership Plan (ESOP) shares	(17,183)	(17,549)	(17,916)	(18,283)	(18,649)
Total shareholders’ equity	533,434	530,967	520,871	516,353	505,575
Total liabilities and shareholders’ equity	$3,594,484	$3,373,636	$3,663,058	$3,636,033	$3,692,856
1 Loans held for sale at June 30, 2012 included loans originated by ViewPoint Mortgage.

VIEWPOINT FINANCIAL GROUP, INC.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Second Quarter 2013 Compared to:
	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	First Quarter 2013		Second Quarter 2012
Interest and dividend income	(Dollars in thousands)
Loans, including fees	$32,151	$30,378	$33,247	$32,739	$30,290	$1,773	5.8%	$1,861	6.1%
Taxable securities	2,457	2,403	2,591	3,616	4,185	54	2.2	(1,728)	(41.3)
Nontaxable securities	529	474	472	473	473	55	11.6	56	11.8
Interest-bearing deposits in other financial institutions	25	31	31	29	38	(6)	(19.4)	(13)	(34.2)
FHLB and Federal Reserve Bank stock	134	133	140	151	141	1	0.8	(7)	(5.0)
	35,296	33,419	36,481	37,008	35,127	1,877	5.6	169	0.5
Interest expense
Deposits	2,450	2,432	2,321	2,656	3,247	18	0.7	(797)	(24.5)
FHLB advances	2,205	2,261	2,423	2,515	2,415	(56)	(2.5)	(210)	(8.7)
Repurchase agreement	203	201	205	217	251	2	1.0	(48)	(19.1)
Other borrowings	—	—	4	1	28	—	N/M	(28)	(100.0)
	4,858	4,894	4,953	5,389	5,941	(36)	(0.7)	(1,083)	(18.2)
Net interest income	30,438	28,525	31,528	31,619	29,186	1,913	6.7	1,252	4.3
Provision (benefit) for loan losses	1,858	883	(17)	814	1,447	975	110.4	411	28.4
Net interest income after provision (benefit) for loan losses	28,580	27,642	31,545	30,805	27,739	938	3.4	841	3.0
Non-interest income
Service charges and fees	4,768	4,291	5,562	4,885	4,827	477	11.1	(59)	(1.2)
Other charges and fees	179	212	142	144	165	(33)	(15.6)	14	8.5
Net gain on sale of mortgage loans	—	—	—	1,030	2,174	—	N/M	(2,174)	(100.0)
Bank-owned life insurance income	153	162	216	210	165	(9)	(5.6)	(12)	(7.3)
Gain (loss) on sale of available for sale securities	—	(177)	—	898	116	177	(100.0)	(116)	(100.0)
Gain (loss) on sale and disposition of assets	444	230	(241)	187	(56)	214	93.0	500	(892.9)
Impairment of goodwill	—	—	—	—	(818)	—	N/M	818	(100.0)
Other	199	1,141	815	465	1,940	(942)	(82.6)	(1,741)	(89.7)
	5,743	5,859	6,494	7,819	8,513	(116)	(2.0)	(2,770)	(32.5)
Non-interest expense
Salaries and employee benefits	12,528	12,915	13,200	12,685	14,110	(387)	(3.0)	(1,582)	(11.2)
Acquisition costs	—	—	—	242	3,741	—	N/M	(3,741)	(100.0)
Advertising	751	513	599	379	490	238	46.4	261	53.3
Occupancy and equipment	1,938	1,790	1,934	2,009	1,952	148	8.3	(14)	(0.7)
Outside professional services	570	684	568	578	691	(114)	(16.7)	(121)	(17.5)
Regulatory assessments	650	579	661	668	624	71	12.3	26	4.2
Data processing	1,729	1,518	1,717	1,530	1,617	211	13.9	112	6.9

Office operations	1,751	1,648	1,831	1,834	1,934	103	6.3	(183)	(9.5)
Other	1,786	1,226	1,195	1,285	1,164	560	45.7	622	53.4
	21,703	20,873	21,705	21,210	26,323	830	4.0	(4,620)	(17.6)
Income before income tax expense	12,620	12,628	16,334	17,414	9,929	(8)	(0.1)	2,691	27.1
Income tax expense	4,446	4,570	5,973	6,098	3,437	(124)	(2.7)	1,009	29.4
Net income	$8,174	$8,058	$10,361	$11,316	$6,492	$116	1.4%	$1,682	25.9%

VIEWPOINT FINANCIAL GROUP, INC.
Selected Financial Highlights (unaudited)

	At or For the Quarters Ended
	June	March	June
	2013	2013	2012
	(Dollars in thousands, except share and per share amounts)
SHARE DATA:
Basic earnings per common share	$0.21	$0.21	$0.17
Diluted earnings per common share	$0.21	0.21	0.17
Dividends declared per share [1]	$0.10	$—	$0.06
Total shareholders' equity	$533,434	$530,967	$505,575
Common shareholders' equity per share (book value per share)	$13.36	$13.29	$12.85
Tangible book value per share- Non-GAAP[2]	$12.58	$12.51	$12.06
Market value per share for the quarter:
High	$20.81	$21.75	$16.72
Low	$17.97	$19.94	$14.79
Close	$20.81	$20.11	$15.64
Shares outstanding at end of period	39,926,716	39,948,031	39,344,167
Weighted average common shares outstanding- basic	37,545,050	37,529,793	37,116,322
Weighted average common shares outstanding- diluted	37,692,513	37,681,402	37,236,213
KEY RATIOS:
Return on average common shareholders' equity	6.14%	6.11%	5.15%
Return on average assets	0.95%	0.97%	0.76%
Efficiency ratio[3]	60.45%	61.86%	61.20%
Estimated Tier 1 risk-based capital ratio[4]	17.97%	19.56%	22.55%
Estimated total risk-based capital ratio[4]	18.66%	20.29%	23.47%
Estimated Tier 1 leverage ratio[4]	14.71%	15.16%	13.95%
Tangible equity to tangible assets- Non-GAAP[2]	14.10%	14.95%	12.96%
Number of employees- full-time equivalent	561	566	620
1 The quarter ended March 2013 reflects no dividend declaration as the Company accelerated the payment of its first quarter 2013 dividend, making two dividend payments of $0.10 each in the fourth quarter 2012.
2 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
3 Calculated by dividing total non-interest expense by net interest income plus non-interest income, excluding gain (loss) on assets, impairment of goodwill, amortization of intangible assets, gains (losses) from securities transactions and other non-recurring items.
4 Calculated at the ViewPoint Financial Group, Inc. level, which is subject to the capital adequacy requirements of the Federal Reserve. Beginning March 2013, capital ratios reflect a risk weighting change from 50% to 100% on our Warehouse Purchase Program loans.

VIEWPOINT FINANCIAL GROUP, INC.
Selected Loan Data (unaudited)

	Ending Balances at
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Loans:	(Dollars in thousands)
Loans held for sale [1]	$904,228	$757,472	$1,060,720	$1,014,445	$925,637
Commercial real estate	1,004,719	897,534	839,908	794,619	760,609
Commercial and industrial loans:
Commercial	288,054	271,605	245,799	226,391	180,706
Warehouse lines of credit	24,977	30,861	32,726	25,936	16,965
Total commercial and industrial loans	313,031	302,466	278,525	252,327	197,671
Consumer:
Consumer real estate	465,055	490,599	513,256	542,103	579,633
Other consumer loans	52,382	55,138	59,080	62,590	62,643
Total consumer	517,437	545,737	572,336	604,693	642,276
Gross loans held for investment	1,835,187	1,745,737	1,690,769	1,651,639	1,600,556
Gross loans	$2,739,415	$2,503,209	$2,751,489	$2,666,084	$2,526,193
Non-performing assets:
Commercial real estate	$8,625	$12,696	$13,609	$16,572	$16,378
Commercial and industrial	6,849	6,807	5,401	4,597	873
Consumer real estate	7,913	7,840	7,931	6,661	5,270
Other consumer loans	412	378	262	251	36
Total non-performing loans	23,799	27,721	27,203	28,081	22,557
Foreclosed assets	557	1,505	1,901	3,850	3,323
Total non-performing assets	$24,356	$29,226	$29,104	$31,931	$25,880
Total non-performing assets to total assets	0.68%	0.87%	0.79%	0.88%	0.70%
Total non-performing loans to total loans held for investment [2]	1.30%	1.59%	1.61%	1.70%	1.41%
Allowance for loan losses to non-performing loans [2]	81.00%	67.25%	66.36%	70.63%	85.25%
Allowance for loan losses to total loans held for investment [2]	1.05%	1.07%	1.07%	1.20%	1.20%
Allowance for loan losses to total loans held for investment excluding acquired loans [3]	1.15%	1.19%	1.23%	1.41%	1.47%
Troubled debt restructured loans ("TDRs"):
Performing TDRs:
Commercial real estate	$—	$3,372	$3,384	$3,087	$3,087
Commercial and industrial	196	202	207	213	20
Consumer real estate	748	963	558	788	543
Other consumer loans	54	62	67	88	107
Total performing TDRs	$998	$4,599	$4,216	$4,176	$3,757
Non-performing TDRs:[4]
Commercial real estate	$8,344	$11,786	$11,218	$8,849	$8,952
Commercial and industrial	75	71	102	105	281
Consumer real estate	2,215	2,018	2,235	1,943	1,178
Other consumer loans	317	261	205	88	—
Total non-performing TDRs	$10,951	$14,136	$13,760	$10,985	$10,411

Allowance for loan losses:
Balance at beginning of period	$18,642	$18,051	$19,835	$19,229	$18,023
Provision expense (benefit)	1,858	883	(17)	814	1,447
Charge-offs	(1,394)	(476)	(1,936)	(412)	(358)
Recoveries	171	184	169	204	117
Balance at end of period	$19,277	$18,642	$18,051	$19,835	$19,229
Net charge-offs (recoveries)
Commercial real estate	$716	$87	$185	$2	$—
Commercial and industrial	64	172	893	(31)	10
Consumer real estate	320	23	437	94	120
Other consumer loans	123	10	252	143	111
Total net charge-offs	$1,223	$292	$1,767	$208	$241

[1] Loans held for sale at June 30, 2012 included loans originated by ViewPoint Mortgage.
[2] Reflects the impact of loans acquired in the Highlands acquisition, which were initially recorded at fair value, with no allocated allowance for loan losses.
[3] Excludes loans acquired from Highlands, which were initially recorded at fair value.
[4] Non-performing TDRs are included in the non-performing assets above.

VIEWPOINT FINANCIAL GROUP, INC.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Loans:	(Dollars in thousands)
Commercial real estate	$961,631	$839,155	$805,362	$762,521	$724,775
Commercial and industrial loans:
Commercial	288,481	257,510	251,447	183,870	169,567
Warehouse lines of credit	27,670	26,037	26,072	22,639	16,013
Consumer real estate	476,226	504,965	524,213	550,341	575,791
Other consumer loans	53,759	57,164	60,435	63,142	62,192
Loans held for sale [1]	755,577	738,234	908,603	886,743	681,095
Less: deferred fees and allowance for loan loss	(18,649)	(17,240)	(19,326)	(19,113)	(17,803)
Loans receivable	2,544,695	2,405,825	2,556,806	2,450,143	2,211,630
Securities	680,931	674,109	734,598	914,818	976,611
Overnight deposits	45,810	54,096	50,556	49,740	33,241
Total interest-earning assets	$3,271,436	$3,134,030	$3,341,960	$3,414,701	$3,221,482
Deposits:
Interest-bearing demand	$459,433	$465,385	$463,465	$474,342	$505,569
Savings and money market	883,507	877,690	888,410	894,916	892,844
Time	451,110	450,071	469,772	476,666	529,928
FHLB advances and other borrowings	679,693	590,238	770,627	863,949	626,055
Total interest-bearing liabilities	$2,473,743	$2,383,384	$2,592,274	$2,709,873	$2,554,396

Total assets	$3,453,699	$3,322,899	$3,529,665	$3,607,101	$3,427,807
Non-interest-bearing demand deposits	393,815	367,217	358,707	338,074	316,237
Total deposits	2,187,865	2,160,363	2,180,354	2,183,998	2,244,578
Total shareholders' equity	532,897	527,958	520,684	513,431	504,596

Yields/Rates:
Commercial real estate	5.85%	5.88%	6.17%	6.44%	6.41%
Commercial and industrial loans:
Commercial	4.97%	4.72%	5.24%	5.98%	6.08%
Warehouse lines of credit	3.57%	3.63%	3.71%	3.82%	3.31%
Consumer real estate	5.16%	5.30%	5.48%	5.40%	5.54%
Other consumer loans	5.94%	5.84%	6.00%	6.03%	6.43%
Loans held for sale [1]	3.87%	3.92%	4.05%	4.11%	4.10%
Loans receivable	5.05%	5.05%	5.20%	5.34%	5.48%
Securities	1.83%	1.79%	1.74%	1.85%	1.97%
Overnight deposits	0.22%	0.23%	0.25%	0.23%	0.46%
Total interest-earning assets	4.32%	4.27%	4.37%	4.34%	4.36%
Deposits:
Interest-bearing demand	0.41%	0.40%	0.43%	0.61%	0.84%
Savings and money market	0.27%	0.27%	0.27%	0.27%	0.29%

Time	1.23%	1.22%	1.03%	1.11%	1.17%
FHLB advances and other borrowings	1.42%	1.67%	1.37%	1.27%	1.72%
Total interest-bearing liabilities	0.79%	0.82%	0.76%	0.80%	0.93%
Net interest spread	3.53%	3.45%	3.61%	3.54%	3.43%
Net interest margin	3.72%	3.64%	3.77%	3.70%	3.62%
Cost of deposits (including non-interest-bearing demand)	0.45%	0.45%	0.43%	0.49%	0.58%
1 Loans held for sale for the June 2012 period include loans originated by ViewPoint Mortgage.

VIEWPOINT FINANCIAL GROUP, INC.
Supplemental Information- Non-GAAP Financial Measures (unaudited)

	Ending Balances At
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Calculation of Tangible Book Value per Share:	(Dollars in thousands, except share and per share amounts)
Total shareholders' equity	$533,434	$530,967	$520,871	$516,353	$505,575
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,203)
Identifiable intangible assets, net	(1,446)	(1,541)	(1,653)	(1,793)	(1,949)
Total tangible shareholders' equity	$502,338	$499,776	$489,568	$484,910	$474,423

Shares outstanding at end of period	39,926,716	39,948,031	39,612,911	39,579,667	39,344,167

Book value per share- GAAP	$13.36	$13.29	$13.15	$13.05	$12.85
Tangible book value per share- Non-GAAP	$12.58	$12.51	$12.36	$12.25	$12.06

Calculation of Tangible Equity to Tangible Assets:
Total assets	$3,594,484	$3,373,636	$3,663,058	$3,636,033	$3,692,856
Less: Goodwill	(29,650)	(29,650)	(29,650)	(29,650)	(29,203)
Identifiable intangible assets, net	(1,446)	(1,541)	(1,653)	(1,793)	(1,949)
Total tangible assets	$3,563,388	$3,342,445	$3,631,755	$3,604,590	$3,661,704

Equity to assets- GAAP	14.84%	15.74%	14.22%	14.20%	13.69%
Tangible common equity to tangible assets- Non-GAAP	14.10%	14.95%	13.48%	13.45%	12.96%